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                                                                    EXHIBIT 99.1


SAN JUAN BASIN ROYALTY TRUST

TexasBank, Trustee
2525 Ridgmar Boulevard
Fort Worth, Texas  76116


                                                  NEWS RELEASE


SAN JUAN BASIN ROYALTY TRUST
DECLARES MONTHLY CASH DISTRIBUTION


FORT WORTH, Texas, June 20, 2003 - TexasBank, as Trustee of the San Juan Basin Royalty Trust, today declared a monthly cash distribution to the holders of its units of beneficial interest of $5,960,643.84, or $0.127887 per unit, based upon production during the month of April 2003. The distribution is payable July 15, 2003, to unit holders of record as of June 30, 2003. Gas production for the properties from which the royalty was carved (the "Underlying Properties") totaled approximately 3,407,645 Mcf (3,756,102 MMBtu). Dividing gross revenues by production volume yielded an average gas price for April 2003 of $3.42 per Mcf ($3.10 per MMBtu) as compared to $5.34 per Mcf ($4.97 per MMBtu) for March 2003. Capital costs for the month were $1,231,380. Lease operating expense was $1,231,811 and taxes were $1,188,864.


Contact:          Lee Ann Anderson, Vice President and Trust Officer
                  Kaye Wilke, Investor Relations, toll-free: (866) 809-4553
                  Fax:     (817) 735-0936

                  Website: www.sjbrt.com
                  e-mail:  sjt@texasbank.com
                  NYSE Ticker Symbol: SJT